EXHIBIT 10(D)
Form of
The Progressive Corporation
Executive Deferred Compensation Plan
Revocation Election
For
Gainsharing Plan Participants
This Revocation Election is entered into pursuant to the provisions of The Progressive Corporation Executive Deferred Compensation Plan (“Plan”). All capitalized terms in this Revocation Election shall have the meanings ascribed to them in the Plan.
          WHEREAS, the undersigned Eligible Executive has previously elected to defer receipt of all or a portion of his 2005 Gainsharing Award or has previously elected to defer receipt of his Restricted Stock Award granted in March, 2005; and
          WHEREAS, such Eligible Executive now desires to revoke one or more of such elections;
          NOW, THEREFORE, such Eligible Executive hereby elects to revoke one or more of such elections as follows: (Please check one or more of the boxes below, as desired)
☐ I hereby revoke my deferral election relating to my 2005 Gainsharing Award.

☐ I hereby revoke my election to defer the time-based Restricted Stock Award granted to me in March, 2005.

☐ I hereby revoke my election to defer the performance-based Restricted Stock Award granted to me in March, 2005.
          I understand that this Revocation Election is subject to the terms, conditions and limitations of the Plan, as in effect from time to time, in all respects, and, once received by the Committee, may not be changed or revoked. I also understand that this Revocation Election will not become effective unless received by the Committee on or before December 30, 2005.

Name of Eligible Executive:

Signature of Eligible Executive:

Date: